Exhibit 99.1

Receptos Announces Closing of Underwritten Public Offering of Common Stock

SAN DIEGO, June 24, 2014 - Receptos, Inc. (Nasdaq: RCPT), a biopharmaceutical company developing therapeutic candidates for the treatment of immune and metabolic diseases, announced today closing of the previously announced underwritten public offering of 4,433,000 shares of its common stock at a price to the public of $40.25 per share. The gross proceeds to Receptos from this offering were approximately $178.4 million, before deducting underwriting discounts and commissions and other estimated offering expenses. All of the shares in the offering were sold by Receptos. In addition, Receptos has granted the underwriters a 30-day option to purchase up to an additional 664,950 shares of common stock.

Receptos intends to use the net proceeds received from this offering to fund continued development of its product candidate RPC1063 in ongoing clinical trials for relapsing multiple sclerosis and ulcerative colitis, development of its in-licensed product candidate RPC4046 in a clinical trial for eosinophilic esophagitis, other ongoing preclinical and research programs and for general corporate purposes including working capital.

Credit Suisse Securities (USA) LLC, Leerink Partners LLC and BMO Capital Markets Corp. acted as joint book-running managers for the offering. Wedbush PacGrow Life Sciences and Nomura Securities International, Inc. acted as co-managers.

Registration statements relating to these securities were declared effective as of June 18, 2014. The offering was made only by means of a prospectus. Copies of the prospectus relating to and describing the terms of the offering may be obtained from Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, NY 10010, Telephone: (800) 221-1037, Email: newyork.prospectus@credit-suisse.com; from Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, Telephone: (800) 808-7525, Email: syndicate@leerink.com; or from BMO Capital Markets Corp., Attention: Equity Syndicate Department, 3 Times Square, New York, NY 10036, Telephone: (800) 414-3627, Email: bmoprospectus@bmo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Receptos

Receptos is a biopharmaceutical company developing therapeutic candidates for the treatment of immune and metabolic diseases. The Company’s lead program, RPC1063, is a sphingosine 1-phosphate 1 receptor (S1P1R) small molecule modulator candidate for immune indications, including relapsing multiple sclerosis (RMS) and inflammatory bowel disease (IBD). The Company is also developing RPC4046, an anti-interleukin-13 (IL-13) antibody, for an allergic/immune-mediated orphan disease, eosinophilic esophagitis (EoE). Receptos has established expertise in high resolution protein crystal structure determination, biology and drug discovery for G-protein-coupled receptors (GPCRs).

Forward Looking Statements

Statements contained in this release, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “expects,” “believes,” “anticipates,” “may,” “intends,” “plans,” “potential,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements do not constitute guarantees of future performance. These forward-looking statements include without limitation statements regarding the expected use of the net proceeds from the offering and the development and future potential of the Company’s product candidates. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include without limitation risks associated with the process of discovering, developing and commercializing drug candidates that are safe and effective for use as human therapeutics, market risks and uncertainties, unexpected cash requirements and changes in the Company’s business plan. These and other risks regarding the Company’s financial position and research and development programs are described in detail in the Company’s SEC filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and the Registration Statement on Form S-3 (File No. 333-196651). All forward-looking statements contained in this release speak only as of the date on which they were first made by the Company, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after such date.

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Media and Investor Contacts:

Graham K. Cooper

Chief Financial Officer, Receptos

(858) 652-5708

gcooper@receptos.com

Michael Rice

LifeSci Advisors, LLC

(646) 597-6979

mrice@lifesciadvisors.com

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